WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Alliance Greater China '97 Fund, Inc.	Exhibit 77Q1(a)

811-08201









Articles of Incorporation: Incorporated by reference to Exhibit
1 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on April 30, 1997.



By-Laws: Incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form N-1A, filed with the
Securities and Exchange Commission on April 30, 1997.

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Alliance Greater China '97 Fund, Inc.	Exhibit 77Q1(e)

811-08201







Investment Advisory Agreement: Incorporated by reference to
Exhibit 5 to Pre-Effective Amendment No.1 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 30, 1997.













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